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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                SEPTEMBER 4, 1997
                                -----------------
                                 Date of Report
                        (Date of Earliest Event Reported)


                                    TOPRO, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          COLORADO                      0-19167                  84-1042227
-------------------------------       -----------             ----------------
(State or other jurisdiction of       (Commission             (I.R.S. Employer
 incorporation or organization)         File No.)               I. D. Number)


2525 WEST EVANS AVENUE, DENVER, COLORADO                          80219
----------------------------------------                        ----------
(Address of principal executive offices)                        (zip code)

                                 (303) 935-1221
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

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ITEM 5.   OTHER EVENTS.

     On September 4, 1997, Topro, Inc., d/b/a TAVA Technologies, Inc. ("TAVA") announced that it is working with Wonderware Corporation to develop a joint program to provide year 2000 ("Y2K") solutions for industrial automation systems. This event was announced by TAVA's President and CEO, John Jenkins, at the Cruttenden Roth Millennium Solution Providers Conference (the "Conference") held in New York City on September 4, 1997, and in a Press Release dated September 4, 1997 jointly issued by TAVA and Wonderware. Additional information is included in the Press Release, which is filed as Exhibit 20.1 hereto.

     At the Conference, Mr. Jenkins also announced that TAVA has formed a marketing alliance with Square D and been designated a "preferred solution" provider to factory floor Y2K compliance issues. Square D is a division of Groupe Schneider, a global leader in electrical distribution, control, and automation equipment. In the U.S., Square D has over 140 local field offices supporting more than 200 automation focused distributors.

     Mr. Jenkins was one of 28 industry executives invited to speak at the Conference to address the Y2K problem in general and TAVA's Plant Y2K One-TM-products and services. A summary of Mr. Jenkins' prepared remarks follows:

     SIZING THE MARKET. Based upon information provided to TAVA by certain industry partners, management believes that there are 1,100,000 manufacturing, process related "plants" worldwide, of which 600,000 are in the U.S., and of which only 70,000 have more than 100 employees. These 70,000 U.S. plants comprise TAVA's target market for its Plant Y2K One-TM-products and services.

     MARKET ACCESS TO "THE FACTORY FLOOR". TAVA hopes to access this target market by making its services available through market specific partners and consulting service partners with which it forms marketing alliances, such as those entered into with Wonderware and Square D. Based upon information publicly available and provided by Wonderware and Square D, TAVA estimates that those two companies already have distribution inroads with approximately 40,000 of the 70,000 plants in TAVA's target market. Although a firm estimate would be premature, in addition to its core clientele, management estimates conservatively that, through these marketing relationships TAVA has gained access to 20,000 plants in its target market, assuming some overlap in clientele of its two new marketing partners. Considering factors such as the current lack of competitive solutions and the perceived assessment of the efficacy of Plant Y2K
     One -TM-, management projects that this access may result in sales of 20,000 to 30,000 multi-part units at an average price of $7,000 each over a two year period. Services related to these projects, generally billed at $100 per hour with a direct labor gross margin of 55%, are expected to generate additional revenue for TAVA.

     IMMEDIATE IMPACT ON TAVA. TAVA management believes the Y2K solutions market opens a very large opportunity for significant growth in both product and service revenues, improved margins on service revenues, expansion of TAVA's base business share, enhanced


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     acquisition opportunities, expanded strategic alliance base, and the opportunity to acquire detailed knowledge of and develop expertise in specific systems. TAVA currently is engaged in ten compliance assessments, serving pharmaceutical, food processing, aerospace, petro-chemical and water treatment plants. All of these assessments have revealed compliance issues that require remediation.

     TAVA also realizes that the Y2K market is an emergent and fast changing one, and that there can be no assurance that TAVA's participation in the early stages of this new market opportunity will result in profitability over the long or short term. Mr. Jenkins pointed out significant risks, including the possibility that a competitor will develop a more comprehensive or less expensive Y2K solution, delays in market awareness of TAVA and its product and service solutions, possible delays in TAVA product roll-out, which could have an immediate and material adverse effect by placing TAVA behind its competitors for a time-sensitive product, and inability to engage qualified staff as needed.

FORWARD-LOOKING STATEMENTS. The following cautionary statements are made pursuant to the Private Securities Litigation Reform Act of 1995 in order for TAVA to avail itself of the "safe harbor" provisions of that Act. Discussions and information in this document which are not historical facts should be considered forward-looking statements. With regard to forward-looking statements, including those regarding the development of and potential revenues from TAVA's Y2K products, and the business prospects or any other aspect of TAVA, be advised that actual results and business performance may differ materially from that projected or estimated in such forward-looking statements. TAVA has attempted to identify in this document certain of the factors that it currently believes may cause actual future experience and results to differ from its current expectations. In addition to the risks cited above specific to TAVA's Y2K product, differences may be caused by a variety of factors, including but not limited to, adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, and failure to capitalize upon access to new clientele.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.  The following exhibit is filed with this Report:

          20.1 Joint Press Release dated September 4, 1997


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                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Topro, Inc.

Date: September 4, 1997                 By:   /s/ John Jenkins
                                           ------------------------------------
                                            John  Jenkins, President and CEO























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